1 US-DOCS\126937663.3 EMPLOYMENT AGREEMENT This Employment Agreement (this “Agreement”), by and between Integra LifeSciences Holdings Corporation, a Delaware Corporation (“Holdings”) and Integra LifeSciences Corporation (“OpCo” and, together with Holdings, the “Company”), and Jan De Witte (“Executive”) is entered into as of October 28, 2021 and shall be effective as of the date upon which Executive’s Work Permits (as defined in Section 2(c)) are obtained pursuant to Section 2(c) (the “Effective Date”). Background The Company desires to employ Executive, and Executive desires to become an employee of the Company, on the terms and conditions contained in this Agreement. Executive will be substantially involved with the Company’s operations and management and will learn trade secrets and other confidential information relating to the Company and its customers; accordingly, the noncompetition covenant and other restrictive covenants contained in Section 18 of this Agreement constitute essential elements hereof. NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and intended to be legally bound hereby, the parties hereto agree as follows: Terms 1. Definitions. The following words and phrases shall have the meanings set forth below for the purposes of this Agreement (unless the context clearly indicates otherwise): (a) “Base Salary” shall have the meaning set forth in Section 5. (b) “Board” shall mean the Board of Directors of Holdings, or any successor thereto. (c) “Cause,” as determined by the Board in good faith, shall mean Executive has – (i) failed to perform his stated duties in all material respects; (ii) intentionally and materially breached any provision of this Agreement, provided such breach is materially and demonstrably injurious to the Company; (iii) demonstrated his personal dishonesty in connection with his employment by the Company; (iv) engaged in a breach of fiduciary duty in connection with his employment with the Company; (v) engaged in willful misconduct that is materially and demonstrably injurious to the Company or any of its subsidiaries; or (vi) been convicted or entered a plea of guilty or nolo contendere to a felony or to any other crime involving moral turpitude which conviction or plea is materially and demonstrably injurious to the Company or any of its subsidiaries. Notwithstanding the foregoing, except with respect to clause (vi), Executive’s employment will not be terminated for Cause unless and until (1) the Company provides Executive with written notice setting forth in reasonable detail the facts and

2 US-DOCS\126937663.3 circumstances claimed by the Company to constitute Cause, and (2) Executive fails to cure or remedy such acts or omissions within 15 days following his receipt of such notice (and during such 15-day period Executive has had the opportunity with the assistance of his own legal counsel to appear before the Board to address such matter). (d) A “Change in Control” shall have the meaning set forth Holdings’ 2003 Equity Incentive Plan, as amended and restated from time to time. (e) “Code” shall mean the Internal Revenue Code of 1986, as amended. (f) “Disability” shall mean Executive’s inability to perform his duties hereunder by reason of any medically determinable physical or mental impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of not fewer than six months. (g) “Good Reason” shall mean: (i) a material breach of this Agreement by the Company which is not cured by the Company within 15 days of its receipt of written notice of the breach; (ii) without Executive’s express written consent, and following Executive’s Relocation, the relocation by the Company of Executive’s office location to a location more than forty (40) miles from Princeton, New Jersey; (iii) without Executive’s express written consent, (i) the Company reduces Executive’s Base Salary or bonus opportunity, (ii) materially reduces the aggregate fringe benefits provided to Executive or (iii) substantially alters Executive’s authority and/or title as set forth in Section 2 hereof in a manner reasonably construed to constitute a demotion, including, without limitation, the Company ceasing to be a public company or ceasing to be traded on the Nasdaq Global Select Market; or (iv) without Executive’s express written consent, (A) Executive fails at any point during the two-year period following a Change in Control to hold the title and authority (as set forth in Sections 2 and 4(a) hereof) with the Parent Corporation (or if there is no Parent Corporation, the Surviving Corporation) that Executive held with the Company immediately prior to the Change in Control, provided Executive resigns within two years of the Change in Control or (B) at any point following a Change in Control, the Company (or the Parent Corporation or the Surviving Corporation, as applicable) materially reduces Executive’s annual long-term incentive award opportunity. Notwithstanding the foregoing, Executive’s employment will not be deemed to have resigned for Good Reason unless (1) Executive provides the Company with written notice setting forth in reasonable detail the facts and circumstances claimed by Executive to constitute Good Reason within 60 days after the date of the occurrence of any event that Executive knows or should reasonably have known to constitute Good Reason, (2) the Company fails to cure such acts or omissions within 30 days following its receipt of such notice, and (3) the effective date of Executive’s termination for Good Reason occurs no later than 60 days after the expiration of the Company’s cure period. (h) “Principal Executive Office” shall mean the Company’s principal office for executives, presently located at 1100 Campus Road, Princeton, New Jersey 08540.

3 US-DOCS\126937663.3 (i) “Restricted Period” shall mean (i) in the event of a termination of Executive’s employment with the Company upon the expiration of the Employment Period, a period of 12 months following the Termination Date, or (ii) in the event of any other termination of Executive’s employment with the Company, a period of 18 months following the Termination Date. (j) “Termination Date” shall mean the date of Executive’s “separation from service” from the Company (within the meaning of Section 409A(a)(2)(A)(i) of the Code and Treasury Regulation Section 1.409A-1(h)), as specified in the Termination Notice. (k) “Termination Notice” shall mean a dated notice which: (i) indicates the specific termination provision in this Agreement relied upon (if any); (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for the termination of Executive’s employment under such provision (with a period of at least 7 days to cure in the event of a termination by Executive for Good Reason or by the Company for Cause to the extent that the act or omission is capable of cure); (iii) specifies a Termination Date; and (iv) is given in the manner specified in Section 19(k). 2. Employment; Directorship; Work Visa. (a) Effective as of the Effective Date, Executive shall serve as the President and Chief Executive Officer of Holdings and shall be employed by OpCo, and Executive hereby agrees to accept such employment and agrees to render services to the Company in such capacity (or in such other capacity in the future as the Board may reasonably deem equivalent to such position) on the terms and conditions set forth in this Agreement. Executive shall report to the Board. (b) In addition, Executive shall be appointed to serve on the Board on the Effective Date and, during the Employment Period, the Company shall cause Executive to be nominated to stand for election to the Board at any meeting of stockholders of Holdings during which any such election is held and Executive’s term as director will expire if he is not reelected; provided, however, that (i) the Company shall not be obligated to cause such nomination if any of the events constituting Cause have occurred and not been cured or Executive has issued a Termination Notice and (ii) the stockholders’ failure to reelect Executive shall not constitute a termination of Executive’s employment by the Company without Cause and shall not constitute an event giving rise to Good Reason. (c) The parties agree and acknowledge that, as a condition to Executive’s employment with the Company, Executive shall be required to obtain all necessary work visas and/or entry documents for Executive to reside and work in the United States (including permits necessary for Executive’s spouse to reside in the United States) (collectively, the “Work Permits”). Executive shall take all necessary actions to secure the applicable Work Permits no later than March 1, 2022, and the Company shall reasonably cooperate with Executive in securing such Work Permits. Executive and the Company agree to use commercially reasonable efforts to maintain the Work Permits during the Employment Period (as defined below), and the Company shall pay for or reimburse Executive for reasonable costs and fees associated with the attainment of the Work Permits. If the Work Permits are not obtained on or before December 31, 2021, then the Company and Executive shall cooperate in good faith to determine the terms and conditions of Executive’s employment, which may include negotiating an employment agreement to be entered into by and between Executive and a subsidiary of the Company and/or renegotiating this Agreement to reflect applicable law requirements relating to employee benefits and compensation (which the parties acknowledge

4 US-DOCS\126937663.3 and agree may result in a downward adjustment of certain compensation and/or benefits set forth herein, such that the total annual compensation and employee benefits remain the same); provided, however, that such terms and conditions of employment shall be subject to Section 2(d). (d) If the Work Permits are not obtained on or prior to March 1, 2022, then (i) this Agreement shall not become effective, (ii) Executive’s employment with the Company automatically shall terminate on such date and (iii) the Company shall pay to Executive $425,000, payable in cash in one lump sum within 30 days following such date, subject to Executive’s timely execution and non-revocation of a Release (as defined below) and (iv) Executive shall have no further right to compensation or other benefits pursuant to this Agreement or otherwise, other than with respect to accrued but unpaid salary or as required to comply with applicable law. Notwithstanding the generality of the foregoing, if Executive is unsuccessful in obtaining the applicable Work Permits due to Executive’s negligence and/or due to an event that would constitute “Cause” had it occurred while Executive was employed by the Company, then (i) this Agreement shall not become effective, (ii) Executive’s employment with the Company automatically shall terminate on a date determined by the Board in its sole discretion and (iii) Executive shall have no right to compensation or other benefits pursuant to this Agreement or otherwise, other than with respect to accrued but unpaid salary or as required to comply with applicable law. (e) Following the Relocation, Executive’s primary place of employment shall be at the Principal Executive Office, subject to any “work from home” policies approved by the Board during the pandemic period that apply to Executive. 3. Term of Agreement. Unless earlier terminated by Executive or the Company as provided in Section 14 hereof, the term of Executive’s employment as the President and Chief Executive Officer of the Company under this Agreement (the “Employment Period”) shall commence on the Effective Date and terminate on the third anniversary of the Effective Date (the “Initial End Date”); provided, however, that the Employment Period shall automatically renew for successive one-year periods on each anniversary of the Initial End Date (such extension, the “Renewal Period”), unless either party provides the other party with written notice in accordance with Section 19(k) below of intent not to renew the Employment Period on terms and conditions at least as favorable as the terms and conditions herein (a “Non-Renewal”) at least 90 days prior to the end of the then-current Employment Period. For the avoidance of doubt, the expiration of the Employment Period and Non-Renewal of this Agreement, and/or the termination of Executive’s employment in connection with such expiration or Non-Renewal, shall not constitute a termination of employment by the Company without Cause or by Executive for Good Reason. 4. Duties. Executive shall: (a) have duties, authority and responsibilities reasonably consistent with his employment hereunder and shall faithfully and diligently do and perform all such acts and duties, and furnish such services as are assigned to Executive as of the Effective Date, and (subject to Section 2) such additional acts, duties and services as the Board may assign in the future; and (b) devote his full professional time, energy, skill and best efforts to the performance of his duties hereunder, in a manner that will faithfully and diligently further the business and interests of the Company, and shall not be employed by or participate or engage in or in any manner be a part of the management or operations of any business enterprise other than the Company without the prior consent of the Board, which consent may be granted or withheld in its sole discretion;

5 US-DOCS\126937663.3 provided, however, that notwithstanding the foregoing, Executive may serve on civic or charitable boards or committees so long as such service does not materially interfere with Executive’s obligations pursuant to this Agreement. For purposes of this Agreement, the Company and Executive agree that Executive may participate on the board of directors of Resmed Inc. 5. Annual Compensation. Executive’s base salary rate shall be equal to $850,000.00 per annum. Executive’s base salary, as determined in accordance with this Section 5 and as may be increased from time to time, is hereinafter referred to as his “Base Salary.” Executive’s Base Salary shall be payable in periodic installments in accordance with the Company’s regular payroll practices in effect from time to time. The Base Salary shall be subject to annual review, but may not be decreased without Executive’s express written consent. Any increase in the Base Salary shall be in the sole discretion of the Company. 6. Annual Bonus Opportunity. (a) 2021 Pro-Rated Bonus. Executive shall have the opportunity to receive a pro-rated bonus for the 2021 performance year in an amount equal to his Target Bonus (as defined below), multiplied by a fraction, the numerator of which is the number of days during the 2021 calendar year in which Executive is employed by the Company, and the denominator of which is 365 (the “2021 Bonus”). The 2021 Bonus shall be paid in a lump sum cash payment by March 15, 2022, subject to Executive’s continued employment through such payment date. (b) Annual Bonus. Commencing with the 2022 performance year, Executive shall have the opportunity to receive an annual performance bonus in an amount targeted at 110% of Executive’s Base Salary (the “Target Bonus”), and ranging from 50% of Executive’s Target Bonus (if threshold performance objectives are achieved) to a maximum of 200% of Executive’s Base Salary. For the avoidance of doubt, in the event performance objectives with respect to a performance period are achieved at below threshold, no annual bonus will be earned pursuant to this Section 6(b) with respect to such performance period. The actual amount of any such annual bonus that the Company determines to pay to Executive (the “Annual Bonus”) shall be based upon the satisfaction of performance objectives established and evaluated by the Compensation Committee of the Board (the “Compensation Committee”) in its sole discretion. (c) Time and Form of Payment. The Compensation Committee shall, in its sole discretion, determine the extent to which the Annual Bonus shall be paid in cash and the extent to which such Annual Bonus shall be paid in the form of one or more equity-based awards (including equity-based awards settled on a deferred basis), provided that any portion of such Annual Bonus that is paid in the form of an equity-based award shall be fully vested as of the date on which such award is granted. The Annual Bonus, if any, will be paid in cash and/or by grant of an equity- based award by March 15 of the year after the applicable performance year, subject to Executive’s continued employment through the payment date. 7. Benefit Plans. Executive shall be entitled to participate in and receive benefits under any employee benefit plan or stock-based plan of the Company in accordance with their terms, and shall be eligible for any other plans and benefits covering executives of the Company, to the extent commensurate with his then duties and responsibilities fixed by the Board. The Company shall not make any change in such plans or benefits that would adversely affect Executive’s rights thereunder, unless such change affects all, or substantially all, executive officers of the Company. In addition, Executive shall submit to an annual physical examination by a licensed physician mutually satisfactory to the Company and Executive, which shall be paid or reimbursed by the Company.

6 US-DOCS\126937663.3 8. Equity Compensation. (a) On or following the Effective Date, Holdings shall grant to Executive a restricted stock unit award covering an aggregate number of shares of Holding’s common stock that has a fair market value on the grant date of such award equal to $2,000,000.00 (the “Initial Equity Award”). The Initial Equity Award shall vest in three substantially equal annual installments on the first three anniversaries of the Effective Date, subject to Executive’s continued employment through the applicable vesting date. The terms and conditions of the Initial Equity Award shall be governed in all respects by the terms and conditions of the applicable award agreement and Holdings’ 2003 Equity Incentive Plan, as amended and restated from time to time. (b) Commencing with calendar year 2022, Executive shall be eligible to receive a discretionary annual equity-based award (“Annual Equity Award”) as determined by the Compensation Committee in its discretion. Any Annual Equity Award that the Compensation Committee determines to grant Executive is expected to be granted in the first calendar quarter of the applicable calendar year, and may be in such amount, form(s) and mix as the Compensation Committee shall determine in its sole discretion after giving consideration to annual equity-based awards granted to Chief Executive Officers in the Company’s peer group. Notwithstanding the generality of the foregoing, the aggregate value of the Annual Equity Award to be granted in calendar year 2022 is currently anticipated to be $4,000,000; for clarity, the Compensation Committee shall have the discretion to award a different value, which may be lower. The terms and conditions of the Annual Equity Awards, including vesting conditions, shall be set forth in separate award agreements to be entered into by Executive and the Company that are substantially similar to the Company’s forms of award agreements currently applicable to its senior executives and are attached hereto as Exhibits A-1, A-2, and A-3 hereto (and which the parties agree may be modified in the sole discretion of the Compensation Committee from time to time). (c) The Company agrees that for so long as it is required to file reports under Sections 13 or 15(d) of the Exchange Act, it will maintain in effect a Form S-8 registration statement covering the issuance to Executive of the shares underlying Executive’s then outstanding equity-based compensation awards. 9. Vacation. During the Employment Period, Executive shall be entitled to vacation in accordance with the plans, policies, programs and practices of the Company applicable to its senior executives, as in effect from time to time. 10. Business Expenses. The Company shall reimburse Executive or otherwise pay for all reasonable expenses incurred by Executive in furtherance of or in connection with the business of the Company, including, but not limited to, automobile and traveling expenses and all reasonable entertainment expenses, subject to such reasonable documentation, the applicable plans, policies, and practices of the Company applicable to its senior executives, as in effect from time to time, and other limitations as may be established by the Company. 11. Relocation Benefits. The Company expects Executive to relocate his principal place of residence from Belgium to a location within 45 miles of the Principal Executive Office on or before the six-month anniversary of the date upon which Executive obtains the Work Permits (such relocation, the “Relocation” and such date, the “Relocation Date”). In furtherance of the Relocation, the Company shall reimburse Executive in accordance with the Company’s written expense reimbursement policies and procedures for the following expenses, up to a maximum aggregate amount of $150,000: (i) the movement of Executive’s reasonable household goods and (ii) temporary housing in the Princeton, New

7 US-DOCS\126937663.3 Jersey area and transportation for up to three months, (collectively, the “Relocation Expenses”). Reimbursement of the Relocation Expenses, if any, shall be subject to Executive’s submission by October 31, 2022 of documentation acceptable to the Company evidencing such expenses, and any approved reimbursement shall be paid to Executive during the Employment Period but no later than 45 days after the Company’s receipt of approved documentation. In the event Executive has not relocated by the Relocation Date, then (i) Executive will not be eligible for the reimbursement of any Relocation Expenses incurred prior to such Relocation Date, (ii) this Agreement and Executive’s employment with the Company automatically shall terminate on the Relocation Date and (iii) except as otherwise set forth in Section 2(d), Executive shall have no right to compensation or other benefits pursuant to this Agreement or otherwise, other than with respect to accrued but unpaid salary. 12. Legal Fees. The Company shall reimburse Executive for up to $25,000 in legal fees and expenses actually incurred by Executive in connection with the drafting, review and negotiation of this Agreement and any related agreements on or prior to the Effective Date. Subject to Section 19(b) below, the Company shall reimburse such legal fees and expenses in 2022 following Executive’s delivery to the Company of documentation evidencing such expenses. 13. Disability. In the event Executive incurs a Disability, Executive’s obligation to perform services under this Agreement will terminate, and the Board may terminate this Agreement upon written notice to Executive. 14. Termination. (a) Termination without Salary Continuation. In the event that (i) Executive terminates his employment hereunder other than for Good Reason, or (ii) Executive’s employment is terminated by the Company for Cause, Executive shall have no right to compensation or other benefits pursuant to this Agreement for any period after his last day of active employment. (b) Termination without Cause or for Good Reason (No Change in Control). Except as provided in Section 14(c) in the event of a Change in Control, and subject to Executive’s execution and delivery of a general release attached as Exhibit B hereto (the “Release”) and the Release becomes irrevocable within 30 days (or, to the extent required by law, 52 days) following the Termination Date, in the event that Executive’s employment is terminated by the Company for a reason other than death, Disability or Cause, or Executive terminates his employment for Good Reason, then, subject to Section 14(e) and Section 14(g) below, then: (i) The Company shall pay Executive a severance amount equal to 2.0 times Executive’s Base Salary (determined without regard to any reduction in violation of Section 5) as of his last day of active employment, payable over the two-year period immediately following the Termination Date (the “Severance Period”), with such amount to be paid in substantially equal installments in accordance with the Company’s regularly-scheduled payroll dates during the Severance Period with the first payment being made on the first normal payroll date following the 60th day following the Termination Date, and amount otherwise payable prior to such first payroll date shall be paid on such date without interest thereon; (ii) The Company shall pay to Executive, for the period ending on the earliest of (A) 18 months following the Termination Date, (B) the date of Executive’s full-time employment by another employer, (C) Executive’s death, or (D) the first month in which Executive does not pay to the Company the applicable monthly premium for COBRA insurance coverage under the Company’s group health plan, a monthly cash payment,

8 US-DOCS\126937663.3 payable on the first business day of each month that follows the Termination Date, in an amount equal to Executive’s monthly premium cost for “COBRA” family health coverage under the Company’s group health plan; and (iii) The Initial Equity Award shall immediately become vested in full. (c) Termination without Cause or for Good Reason (Change in Control). Notwithstanding anything to the contrary set forth in Section 14(b), and subject to Executive’s execution and delivery of a general release attached as Exhibit B hereto (the “Release”) and the Release becomes irrevocable within 30 days (or, to the extent required by law, 52 days) following the Termination Date, in the event that, within 24 months following a Change in Control, Executive terminates his employment for Good Reason, or Executive’s employment is terminated by the Company for a reason other than death, Disability or Cause, then, subject to Section 14(e) below, then: (i) The Company shall pay Executive a severance amount equal to 2.99 times the sum of (a) Executive’s Base Salary (determined without regard to any reduction in violation of Section 5), and (b) Executive’s Target Bonus, each as of his last day of active employment. Any amount payable pursuant to this Section 14(c)(i) shall be paid in a single lump sum cash payment within 60 days following the Termination Date; provided, however that if the Change in Control does not constitute a “change in control event” for purposes of Section 409A of the Code and the regulations promulgated thereunder, any amount payable pursuant to this Section 14(c)(i) instead shall be payable over the three- year period immediately following the Termination Date (the “CIC Severance Period”), with such amount to be paid in substantially equal installments in accordance with the Company’s regularly-scheduled payroll dates during the CIC Severance Period with the first payment being made on the first normal payroll date following the 60th day following the Termination Date, and amount otherwise payable prior to such first payroll date shall be paid on such date without interest thereon; (ii) The Company shall pay to Executive, for the period ending on the earliest of (A) 18 months following the Termination Date, (B) the date of Executive’s full-time employment by another employer, (C) Executive’s death, or (D) the first month in which Executive does not pay to the Company the applicable monthly premium for COBRA insurance coverage under the Company’s group health plan, a monthly cash payment, payable on the first business day of each month that follows the Termination Date, in an amount equal to Executive’s monthly premium cost for “COBRA” family health coverage under the Company’s group health plan; (iii) The Company shall pay to Executive a pro-rata portion of Executive’s Annual Bonus for the fiscal year in which the Termination Date occurs, based on actual results for such year (determined by multiplying the amount of such bonus which would be due for the full fiscal year by a fraction, the numerator of which is the number of days during the fiscal year of termination that Executive is employed by the Company and the denominator of which is the total number of days in such fiscal year), payable in a single lump sum no later than March 15 of the year following the year in which the Termination Date occurs; and (iv) All outstanding equity awards granted to Executive under any of the Holdings’ equity incentive plans (or awards substituted therefor covering the securities of a successor company) shall immediately become vested in full and, to the extent any such

9 US-DOCS\126937663.3 award is a Company stock option, shall, to the extent vested as of the Termination Date (after giving effect to any accelerated vesting that occurs in connection with such termination), remain exercisable until the earlier to occur of (A) the first anniversary of the Termination Date or (B) the stated expiration date set forth in the applicable stock option agreement. (d) Termination Notice. Except in the event of Executive’s death, a termination under this Agreement shall be effected by means of a Termination Notice. (e) Payment Delay. Notwithstanding any provision to the contrary herein, no compensation or benefits, including without limitation any severance payments or benefits payable under this Section 14, shall be paid to Executive during the six-month period following Executive’s “separation from service” (within the meaning of Section 409A(a)(2)(A)(i) of the Code) to the extent that the Company reasonably determines that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. Any amounts delayed as a result of the previous sentence shall be paid to Executive in a lump sum within 30 days after the end of such six-month period, and any amounts payable to Executive after the expiration of such six-month period under this Agreement shall continue to be paid to Executive in accordance with the terms of this Agreement. If Executive dies during such six-month period and prior to the payment of the delayed amounts hereunder, such unpaid delayed payments shall be paid to the personal representative of Executive’s estate within 30 days after the date of Executive’s death. If a portion of the severance pay or benefits is deferred compensation subject to Section 409A of the Code, and the payment thereof is contingent upon execution and nonrevocation of a general release of claims, and the period for considering or revoking the release spans two calendar years, then the portion of the severance pay or benefits that is deferred compensation will be paid or begin to be paid on the first business day of the second calendar year. (f) Expiration of Employment Term. Notwithstanding anything contained herein, in no event shall the expiration of the employment term set forth in Section 3 above or either party’s election not to renew the employment term constitute a termination of Executive’s employment by the Company without Cause or by Executive for Good Reason. (g) No Mitigation. Executive shall not be required to mitigate the amount of any payment provided for in this Section 14 by seeking other employment or otherwise. 15. Limitation on Payments. (a) Notwithstanding any other provision of this Agreement, in the event that any payment or benefit received or to be received by Executive (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement, including any payment or benefit received in connection with a termination of Executive’s employment) (all such payments and benefits, including the payments and benefits under Section 14 hereof, being hereinafter referred to as the “Total Payments”) would be subject (in whole or part) to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then, after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code in such other plan, arrangement or agreement, the Total Payments shall be reduced to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax, but such reduction shall be made only if (i) the net amount of such Total Payments as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total

10 US-DOCS\126937663.3 Payments), is greater than or equal to (ii) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which Executive would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments). The Total Payments shall be reduced in the following order: (A) reduction of any cash severance payments otherwise payable to Executive that are exempt from Section 409A of the Code; (B) reduction of any other cash payments or benefits otherwise payable to Executive that are exempt from Section 409A of the Code, but excluding any payments attributable to any acceleration of vesting or payments with respect to any equity award that are exempt from Section 409A of the Code; (C) reduction of any other payments or benefits otherwise payable to Executive on a pro-rated basis or such other manner that complies with Section 409A of the Code, but excluding any payments attributable to any acceleration of vesting and payments with respect to any equity award that are exempt from Section 409A of the Code; and (D) reduction of any payments attributable to any acceleration of vesting or payments with respect to any equity award that are exempt from Section 409A of the Code, in each case beginning with payments that would otherwise be made last in time. (b) For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax, (i) no portion of the Total Payments the receipt or enjoyment of which Executive shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of Section 280G(b) of the Code shall be taken into account; (ii) no portion of the Total Payments shall be taken into account which, in the written opinion of independent auditors of nationally recognized standing (“Independent Advisors”) selected by the Company, does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code (including by reason of Section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payments shall be taken into account which, in the opinion of the Independent Advisors, constitutes reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, in excess of the Base Amount (as defined in Section 280G(b)(3) of the Code) allocable to such reasonable compensation; and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Independent Advisors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. 16. Assignability. The Company may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any entity to which the Company may transfer all or substantially all of its assets, if in any such case said entity shall expressly in writing assume all obligations of the Company hereunder as fully as if it had been originally made a party hereto. This Agreement shall inure to the benefit of and be binding upon Holdings, OpCo and their respective successors and assigns. This Agreement is personal to Executive and his rights and duties hereunder shall not be assigned except as expressly agreed to in writing by the Company. 17. Death of Executive. If Executive dies during the term of this Agreement, the Company shall pay Executive’s spouse a death benefit equal to one (1) times Executive’s Base Salary at the time of his death, which shall be paid to Executive’s spouse in a lump sum cash payment within 30 days following the date of Executive’s death. In addition, the Company shall pay to Executive’s spouse and eligible dependents for the period ending on the earlier of (i) the first anniversary of Executive’s death, or (ii) the first month in which Executive’s spouse and/or eligible dependents do not pay to the Company the applicable monthly premium for COBRA insurance coverage under the Company’s group health plan, a monthly cash payment that is equal to Executive’s monthly premium cost for “COBRA” family health coverage under the Company’s group health plan. The first monthly cash payment provided for in the immediately

11 US-DOCS\126937663.3 preceding sentence shall be paid within 30 days following the date of Executive’s death and each monthly payment thereafter shall be paid on the first business day of each month, commencing with the second month that follows the date of Executive’s death. Any amounts due Executive under this Agreement (not including any Base Salary not yet earned by Executive) unpaid as of the date of Executive’s death shall be paid in a single sum on the first business day of the second month following Executive’s death to Executive’s surviving spouse, or if none, to the duly appointed personal representative of his estate. 18. Restrictive Covenants; Intellectual Property. (a) Confidentiality. Executive acknowledges a duty of confidentiality owed to the Company and shall not, at any time during or after his employment by the Company, retain in writing, use, divulge, furnish, or make accessible to anyone, without the express authorization of the Board, any trade secret, private or confidential information or knowledge of the Company obtained or acquired by him while so employed, except as required by law. All computer software, business cards, telephone lists, customer lists, price lists, contract forms, catalogs, Company books, records, files and know-how acquired while an employee of the Company are acknowledged to be the property of the Company and shall not be duplicated, removed from the Company’s possession or premises or made use of other than in pursuit of the Company’s business or as may otherwise be required by law or any legal process, or as is necessary in connection with any adversarial proceeding against the Company and, upon termination of employment for any reason, Executive shall deliver to the Company, without further demand, all copies thereof which are then in his possession or under his control. No information shall be treated as “confidential information” if it is generally available public knowledge at the time of disclosure or use by Executive. Nothing contained in this Section 18(a) or otherwise herein shall prohibit Executive from communicating directly with, cooperating with or providing information to any federal, state or local government regulator. Further, Executive has been provided with notice of immunity under the Defend Trade Secrets Act of 2016, which states: (i) an individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (a) is made (1) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney and (2) solely for the purpose of reporting or investigating a suspected violation of law, or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal, and (ii) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (a) files any document containing the trade secret under seal and (b) does not disclose the trade secret, except pursuant to court order. (b) Assignment of Work Product. Executive shall promptly communicate to the Company all ideas, discoveries and inventions which are or may be useful to the Company or its business. Executive acknowledges that all such ideas, discoveries, inventions, improvements and other work product which heretofore have been or are hereafter made, conceived, or reduced to practice by him at any time during his employment with the Company heretofore or hereafter gained by him at any time during his employment with the Company (collectively “Work Product”), and all intellectual property rights therein, are the property of the Company, and Executive hereby irrevocably assigns all right, title and interest in such Work Product (together with all intellectual property rights therein, and the right to sue for past, present and future infringement, misappropriation, dilution, and other violations thereof) to the Company for its sole use and benefit, without additional compensation. The provisions of this Section 18(b) shall apply whether such Work Product was or is conceived, made or gained by him alone or with others. Executive acknowledges that all original works of authorship which are made by him (solely or jointly with others) within the scope of Executive’s employment with the Company and which are

12 US-DOCS\126937663.3 eligible for copyright protection are “works made for hire” as that term is defined in the United States Copyright Act (17 U.S.C., Section 101), and to the extent they are not “works made for hire” under applicable law, Executive hereby irrevocably assigns all right, title and interest in such works of authorship (together with all intellectual property rights therein, and the right to sue for past, present and future infringement and other violations thereof) to the Company for its sole use and benefit, without additional compensation. Executive hereby irrevocably and unconditionally waives, and agrees to waive, any moral rights he may have in any copyrightable work he creates or has created on behalf of the Company. Executive shall, upon request of the Company, but at no expense to Executive, at any time during or after his employment with the Company, sign all instruments and documents reasonably requested by the Company and otherwise cooperate with the Company to protect its right to such Work Product (and all intellectual property rights therein) including applying for, obtaining, and enforcing patents and copyright registrations thereon in such countries as Company shall determine. The parties understand and agree that, notwithstanding anything to the contrary above, the assignment set forth in this Section 18(b) does not apply to any Work Product for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on Executive’s own time, unless (i) the Work Product relates (a) to the business of the Company or any of its affiliates or (b) to the actual or demonstrably anticipated research or development of the Company or any of its affiliates, or (ii) the Work Product results from any work performed by Executive for the Company or any of its affiliates. (c) Noncompetition. During the Employment Period and during the Restricted Period following any Termination Date that occurs during, or upon the expiration or termination of, the Employment Period, Executive shall not, without the express written consent of the Company, directly or indirectly: (i) engage in any business or other activity conducted or operated in the United States, Canada and internationally which is competitive with the Company in the products or services being published, manufactured, marketed, distributed, or being actively developed by the Company as evidenced by the Company’s books and records as of the Termination Date (the “Business”); (ii) be or become a stockholder, partner, owner, officer, director or employee or agent of, or a consultant to or give financial or other assistance to, any individual, group or entity (“Person”) engaged in the Business; (iii) seek in competition with the business of the Company to procure orders from or do business with any customer of the Company; (iv) solicit, or contact with a view to the engagement or employment by any Person of, any person who is an employee of the Company; (v) seek to contract with or engage (in such a way as to adversely affect or interfere with the business of the Company) any Person who has been contracted with or engaged to manufacture, assemble, supply or deliver products, goods, materials or services to the Company; or (vi) engage in or participate in any effort or act to induce any of the customers, associates, consultants, or employees of the Company to take any action which might be disadvantageous to the Company; provided, however, that nothing herein shall prohibit Executive and his affiliates from owning, as passive investors, in the aggregate not more than 5% of the outstanding publicly traded stock of any corporation so engaged; and provided, further, following the Termination Date, that Executive shall not be prohibited from (1) making any investment in, being or becoming a partner, owner, officer, director or employee or agent of, or consultant to, or give financial or other assistance to, any business enterprise (including, without limitation, any investment or venture capital fund or investment bank) that makes or has made any investment in or that provides advisory, financing or underwriting services to any Person engaged in the Business provided that Executive does not render services (whether as an employee, consultant, advisor or otherwise) to the division or portion of such Person engaged in the Business or (2) rendering services (including under (1) above) to an entity conducting its business operations or providing services in the Business, if such entity is diversified and Executive does not render services, directly or indirectly, to the division or portion of the entity which is conducting its

13 US-DOCS\126937663.3 business operations or providing services in the Business. In the event that this Agreement expires or is otherwise terminated and Executive’s employment with the Company continues after the expiration or termination of this Agreement (such that this Agreement no longer governs the terms of Executive’s employment with the Company), the restrictions set forth in this Section 18(c) shall cease to be of any force or effect with respect to any action or activity by Executive following such expiration or termination of this Agreement. (d) Injunctive and Other Relief. (i) Executive acknowledges and agrees that the covenants contained herein are fair and reasonable in light of the consideration paid hereunder, and that damages alone shall not be an adequate remedy for any breach by Executive of his covenants contained herein and accordingly expressly agrees that, in addition to any other remedies which Company may have, Company shall be entitled to injunctive relief in any court of competent jurisdiction for any breach or threatened breach of any such covenants by Executive. Nothing contained herein shall prevent or delay Company from seeking, in any court of competent jurisdiction, specific performance or other equitable remedies in the event of any breach or intended breach by Executive of any of its obligations hereunder. (ii) Notwithstanding the equitable relief available to the Company, Executive, in the event of a breach of his covenants contained in Section 18 hereof, understands and agrees that the uncertainties and delay inherent in the legal process would result in a continuing breach for some period of time, and therefore, continuing injury to the Company until and unless Company can obtain such equitable relief. Therefore, in addition to such equitable relief, Company shall be entitled to monetary damages for any such period of breach until the termination of such breach, in an amount up to the amount of all monies received by Executive as a result of said breach. If Executive should use or reveal to any other Person any confidential information, such use or revelation would be considered a continuing violation on a daily basis for as long as such confidential information is made use of by Executive. (iii) If any provision of Section 18 is determined to be invalid or unenforceable by reason of its duration or scope, such duration or scope, or both, shall be deemed to be reduced to a duration or scope to the extent necessary to render such provision valid and enforceable. In such event, Executive shall negotiate in good faith to provide Company with lawful and enforceable protection that is most nearly equivalent to that found to be invalid or unenforceable. (e) Continuing Operation. Except as specifically provided in this Section 18, the termination of Executive’s employment or of this Agreement, and any change to Executive’s compensation, duties or other terms or conditions of employment, shall have no effect on the continuing operation of this Section 18. (f) Company. For purposes of this Section 18, the term “Company” shall mean Integra LifeSciences Holdings Corporation and any corporation, partnership or other entity owned directly or indirectly, in whole or in part, by Integra LifeSciences Holdings Corporation; provided, the term “Company” as used in Section 18(b) shall mean Integra LifeSciences Corporation or, if Executive’s employment transfers to an affiliate, successor or assign of Integra LifeSciences Corporation, such affiliate, successor or assign.

14 US-DOCS\126937663.3 19. Miscellaneous. (a) Amendment. No provision of this Agreement may be amended unless such amendment is signed by Executive and such officer as may be specifically designated by the Board to sign on the Company’s behalf. (b) Section 409A. (i) This Agreement shall be interpreted to avoid any penalty taxes or interest under Section 409A of the Code. If any payment or benefit cannot be provided or made at the time specified herein without incurring taxes or interest under Section 409A of the Code, then such benefit or payment shall be provided in full at the earliest time thereafter when such taxes or interest will not be imposed. All payments of nonqualified deferred compensation subject to Section 409A of the Code to be made upon a termination of employment under this Agreement may only be made upon a “separation from service” as defined under Section 409A of the Code. For purposes of Section 409A of the Code, each payment made under this Agreement shall be treated as a separate payment. In no event may Executive, directly or indirectly, designate the calendar year of payment. (ii) To the extent that any payments or reimbursements provided to Executive under this Agreement are deemed to constitute compensation to which Treasury Regulation Section 1.409A-3(i)(1)(iv) would apply, such payments or reimbursements shall be made or provided in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that (A) any reimbursement is for expenses incurred during Executive’s lifetime (or during a shorter period of time specified in this Agreement), (B) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (C) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred, and (D) the right to reimbursement is not subject to liquidation or exchange for another benefit. If expenses are incurred in connection with litigation, any reimbursements under this Agreement shall be paid not later than the end of the calendar year following the year in which the litigation is resolved. (c) Nature of Obligations. Nothing contained herein shall create or require the Company to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that Executive acquires a right to receive benefits from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company. (d) Withholding. The Company shall have the right to withhold from all payments made pursuant to this Agreement any federal, state, or local taxes and such other amounts as may be required by law to be withheld from such payments. (e) Prior Employment. Executive represents and warrants that his acceptance of employment with the Company has not breached, and the performance of his duties hereunder will not breach, any duty owed by him to any prior employer or other person. Executive further represents and warrants to the Company that (i) the performance of his obligations hereunder will not violate any agreement between him and any other person, firm, organization or other entity, (ii) he is not bound by the terms of any agreement with any previous employer or other party to refrain from competing, directly or indirectly, with the business of such previous employer or other party that would be violated by him entering into this Agreement and/or providing services

15 US-DOCS\126937663.3 to the Company pursuant to the terms of this Agreement, and (iii) Executive’s performance of his duties under this Agreement will not require him to, and he shall not, rely on in the performance of his duties or disclose to the Company or any other person or entity or induce the Company in any way to use or rely on any trade secret or other confidential or proprietary information or material belonging to any previous employer of Executive. (f) Headings. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation or this Agreement. In the event of a conflict between a heading and the content of a Section, the content of the Section shall control. (g) Recoupment. To the extent required by applicable law or any applicable securities exchange listing standards, any amounts paid or payable under this Agreement (including, without limitation, amounts paid prior to the effectiveness of such law or listing standards) shall be subject to forfeiture, repayment or recapture to the extent required by such applicable law or listing standard. (h) Gender and Number. Whenever used in this Agreement, a masculine pronoun is deemed to include the feminine and a neuter pronoun is deemed to include both the masculine and the feminine, unless the context clearly indicates otherwise. The singular form, whenever used herein, shall mean or include the plural form where applicable. (i) Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable under any applicable law, such event shall not affect or render invalid or unenforceable any other provision of this Agreement and shall not affect the application of any provision to other persons or circumstances. (j) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs, executors and administrators. (k) Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given if hand- delivered, sent by documented overnight delivery service or by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below: To the Company: Integra LifeSciences Holdings Corporation 1100 Campus Road Princeton, New Jersey 08540 Attn: General Counsel To Executive: at Executive’s most recent address on the records of the Company (l) Effectiveness; Entire Agreement. This Agreement shall become effective as of the Effective Date. As of the Effective Date, this Agreement sets forth the entire understanding of the parties and supersedes all prior agreements, arrangements and communications, whether oral or written, pertaining to the subject matter hereof.

16 US-DOCS\126937663.3 (m) Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the laws of the State of New Jersey. [Signature page follows]

17 US-DOCS\126937663.3 IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written. INTEGRA LIFESCIENCES HOLDINGS CORPORATION Stuart Essig Chairman of the Board of Directors INTEGRA LIFESCIENCES CORPORATION EXECUTIVE Eric Schwartz Executive Vice President, Chief Legal Officer and Secretary Jan De Witte

A-1 US-DOCS\126937663.3 Exhibit A FORMS OF AWARD AGREEMENTS [see attached]

EXHIBIT A-1 Form of Option Agreement

Notice of Grant of Stock Options and Option Agreement	Integra LifeSciences Holdings Corporation ID: 51-0317849 1100 Campus Road Princeton, New Jersey 08540
%%FIRST_NAME%-% %%MIDDLE_NAME%-% %%LAST_NAME%-% %%ADDRESS_LINE_1%-% %%ADDRESS_LINE_2%-% %%ADDRESS_LINE_3%-% %%CITY%-%, %%STATE%-% %%COUNTRY%-% %%ZIPCODE%-%	Award Number: %%OPTION_NUMBER%-% Plan: %%EQUITY_PLAN%-% ID: %%EMPLOYEE_IDENTIFIER%-%

Effective %%OPTION_DATE,'MM/DD/YYYY'%-%, you have been granted a Non-Qualified Stock Option to buy %%TOTAL_SHARES_GRANTED,'999,999,999'%-% shares of Integra LifeSciences Holdings Corporation (the Company) stock at $%%MARKET_VALUE,'$999,999,999.99'%-% per share.

The total option price of the shares granted is %%TOTAL_OPTION_PRICE'$999,999,999.99'%-%.

Shares	Vest Type	Full Vest	Expiration
%%SHARES_PERIOD1%-%	On Vest Date	%%VEST_DATE_PERIOD1%-%	%%EXPIRE_DATE_PERIOD1%-%
%%SHARES_PERIOD2%-%	On Vest Date	%%VEST_DATE_PERIOD2%-%	%%EXPIRE_DATE_PERIOD2%-%
%%SHARES_PERIOD3%-%	On Vest Date	%%VEST_DATE_PERIOD3%-%	%%EXPIRE_DATE_PERIOD3%-%
%%SHARES_PERIOD4%-%	On Vest Date	%%VEST_DATE_PERIOD4%-%	%%EXPIRE_DATE_PERIOD4%-%

Shares in each period will become fully vested on the dates shown.

By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the

Company’s Fifth Amended and Restated 2003 Equity Incentive Plan, as amended and the Option Agreement, all of which are attached and made a part of this document. %%OPTION_DATE,‘MM/DD/YYYY’%-% Integra LifeSciences Holdings Corporation Electronic signature to be provided and recorded via online grant acceptance process on www.etrade.com %%FIRST_NAME%-% %%MIDDLE_NAME%-% %%LAST_NAME%-% INTEGRA LIFESCIENCES HOLDINGS CORPORATION 2003 EQUITY INCENTIVE PLAN NON-QUALIFIED STOCK OPTION AGREEMENT NON-QUALIFIED STOCK OPTION AGREEMENT (together with the attached Notice of Grant of Stock Options and Option Agreement (“Notice of Grant”), the “Option Agreement”) made as of the date (the “Grant Date”) set forth in Notice of Grant, between Integra LifeSciences Holdings Corporation, a Delaware corporation (the “Company”), and the named Key Employee of the Company, a Related Corporation, or an affiliate (the “Employee”). WHEREAS, the Company desires to afford the Employee an opportunity to purchase shares of common stock of the Company, par value $.01 per share (“Common Stock”), as hereinafter provided, in accordance with the provisions of the Integra LifeSciences Holdings Corporation Fifth Amended and Restated 2003 Equity Incentive Plan, as amended (the “Plan”). Requests for hardcopies of the “Plan” should be directed to Mythili Seshan at the New Jersey Corporate Office. NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows: Capitalized terms not otherwise defined below shall have the meaning set forth in the Plan. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates. Grant of Option. Effective %%OPTION_DATE,‘MM/DD/YYYY’%-%, the Company hereby grants to the Employee a non-qualified stock option (the “Option”) to purchase all or any part of an aggregate of the number of shares of Common Stock as set forth in the attached Notice of Grant, subject to adjustment in accordance with Section 8 of the Plan.

Purchase Price. The purchase price per share of the shares of Common Stock covered by the Option shall be that set forth in the attached Notice of Grant, subject to adjustment in accordance with Section 8 of the Plan. It is the determination of the Company’s Compensation Committee (the “Committee”) that on the Grant Date the per share Option exercise price was not less than the greater of one hundred percent (100%) of the fair market value of the Common Stock, or the par value thereof. Term. Unless earlier terminated pursuant to any provision of this Option Agreement, this Option shall expire on %%EXPIRE_DATE_PERIOD1%-% (the “Expiration Date”). Notwithstanding anything herein to the contrary, this Option shall not be exercisable after the Expiration Date. Exercise of Option. Twenty Five percent (25%) of the shares of Stock Options shall become vested each of the first and second, third and fourth anniversaries of the grant date. Any portion of the Option that becomes exercisable in accordance with the foregoing shall remain exercisable, subject to the provisions contained in this Option Agreement, until the expiration of the term of this Option as set forth above or until other termination of the Option as set forth in this Option Agreement. Notwithstanding anything contained herein, no portion of the Option which has not become vested and exercisable as of the Employee’s termination of employment or in connection with Employee’s termination of employment shall thereafter become vested or exercisable. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised in whole or in part by written notice to the Company, at its principal office, which currently is located at 1100 Campus Road, Princeton, New Jersey 08540. Such notice shall state the election to exercise the Option, and the number of shares with respect to which it is being exercised; shall be signed by the person or persons so exercising the Option; shall, unless the Company otherwise notifies the Employee, be accompanied by the investment certificate referred to below; and shall be accompanied by payment of the full Option price of such shares. The Option price shall be paid to the Company: (i) in cash; (ii) in cash equivalent; (iii) in Common Stock of the Company, in accordance with Section 7.1(f)(ii) of the Plan (as in effect on the date of this Option Agreement); (iv) by delivering a properly executed notice of exercise of the Option, in accordance with Section 7.1(f)(iii) of the Plan (as in effect on the date of this Option Agreement); (v) in Common Stock of the Company issuable pursuant to the exercise of the Option or otherwise withheld in net settlement of the Option, in accordance with Section 7.1(f)(iv) of the Plan (as in effect on the date of this Option Agreement); or (vi) by any combination of (i)-(v). Upon receipt of such notice and payment, the Company, as promptly as practicable, shall deliver or cause to be delivered a certificate or certificates representing the shares with respect to which the Option is so exercised. Such certificate(s) shall be registered in the name of the person or persons so exercising the Option (or, if the Option is exercised by the Employee and if the Employee so requests in the notice exercising the

Option, shall be registered in the name of the Employee and the Employee’s spouse, jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option is exercised by any person or persons after the legal disability or death of the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that are purchased upon the exercise of the Option as provided herein shall be fully paid and not assessable by the Company. Shares to be Purchased for Investment. Unless the Company has theretofore notified the Employee that a registration statement covering the shares to be acquired upon the exercise of the Option has become effective under the Securities Act of 1933 and the Company has not thereafter notified the Employee that such registration statement is no longer effective, it shall be a condition to any exercise of this Option that the shares acquired upon such exercise be acquired for investment and not with a view to distribution, and the person effecting such exercise shall submit to the Company a certificate of such investment intent, together with such other evidence supporting the same as the Company may request. The Company shall be entitled to delay the transferability of the shares issued upon any such exercise to the extent necessary to avoid a risk of violation of the Securities Act of 1933 (or of any rules or regulations promulgated thereunder) or of any state laws or regulations. Such restrictions may, at the option of the Company, be noted or set forth in full on the share certificates. Non-Transferability of Option. This Option is not assignable or transferable, in whole or in part, by the Employee other than by will or by the laws of descent and distribution, and during the lifetime of the Employee the Option shall be exercisable only by the Employee or by his or her guardian or legal representative. Termination of Employment. If the Employee’s employment with the Company and all Related Corporations is terminated prior to the Expiration Date for any reason other than by (i) death or disability or (ii) a Qualifying Termination upon a Change in Control as further described below, this Option may be exercised, to the extent of the number of shares with respect to which the Employee could have exercised it on the date of such termination of employment, or to any greater extent permitted by the Committee, by the Employee at any time prior to the earlier of (i) the Expiration Date or (ii) six (6) months after such termination of employment. Death. Notwithstanding anything contained in this Option Agreement to the contrary, if the Employee dies during his employment with the Company and Related Corporations and prior to the Expiration Date, the Option shall become fully vested and exercisable and such Option upon such death can be exercised by the Employee’s estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the Employee’s death, at any time prior to the earlier of (i) the Expiration Date or (ii) one year after the date of the Employee’s death. Disability. Notwithstanding anything contained in this Option Agreement to the contrary, if the Employee incurs a disability, as defined in the Plan, during his employment with the Company and Related Corporations and, prior to the Expiration

Date, the Employee’s employment is terminated as a consequence of such disability, this Option shall become fully vested and exercisable and such Option upon such termination due to such Disability can be exercised by the Employee, or in the event of the Employee’s legal disability, by the Employee’s legal representative, at any time prior to the earlier of (i) the Expiration Date or (ii) one year after the date of such termination of employment due to such Disability. Double Trigger Change in Control. Notwithstanding anything contained in this Option Agreement to the contrary, if during the Employee’s employment with the Company and Related Corporations and prior to the Expiration Date, a Change in Control occurs and the Employee incurs a Qualifying Termination on or within twelve (12) months following the date of such Change in Control, this Option shall become fully vested and exercisable and such Option upon such Qualifying Termination can be exercised by the Employee at any time prior to the Expiration Date. Clawback Notwithstanding anything contained in the Plan or the Option Agreement to the contrary, the Option shall be subject to the provisions of any clawback, repayment or recapture policy implemented by the Company, including any such policy adopted to comply with applicable law (including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act) or securities exchange listing standards and any rules or regulations promulgated thereunder, to the extent set forth in such policy and/or in any notice or agreement relating to the Option under the Plan. Withholding of Taxes. The obligation of the Company to deliver shares of Common Stock upon the exercise of the Option shall be subject to applicable federal, state and local tax withholding requirements. If the exercise of any Option is subject to the withholding requirements of applicable federal, state or local tax laws, the Committee, in its discretion, may permit the Employee, subject to the provisions of the Plan and such additional withholding rules (the “Withholding Rules”) as shall be adopted by the Committee, to satisfy the withholding tax, in whole or in part, by electing to have the Company withhold (or by returning to the Company) shares of Common Stock, which shares shall be valued, for this purpose, at their fair market value on the date of exercise of the Option (or, if later, the date on which the Employee recognizes ordinary income with respect to such exercise). An election to use shares of Common Stock to satisfy tax withholding requirements must be made in compliance with and subject to the Withholding Rules. The Committee may not withhold shares in excess of the number necessary to satisfy the minimum tax withholding requirements. Construction. This Option Agreement is made under and subject to the provisions of the Plan as in effect on the Grant Date, and all of the provisions of the Plan as in effect on the Grant Date are hereby incorporated herein as provisions of this Option Agreement. Governing Law. This Non-Qualified Stock Option Agreement shall be governed by applicable federal law and otherwise by the laws of the State of Delaware.

IN WITNESS WHEREOF, this Option Agreement has been executed and delivered by the parties hereto. THE PARTICIPANT Electronic signature to be provided and recorded via online grant acceptance process on www.etrade.com %%FIRST_NAME%-% %%MIDDLE_NAME%-% %%LAST_NAME%-% INTEGRA LIFESCIENCES HOLDINGS CORPORATION By Name: Title:

EXHIBIT A-2 Form of Performance Stock Agreement

Notice of Grant of Award and Award Agreement Integra LifeSciences Holdings Corporation ID: 51-0317849 1100 Campus Road Princeton, New Jersey 08540%%FIRST_NAME_MIDDLE_NAME_LAST_NAME%-% %%ADDRESS_LINE_1%-% %%ADDRESS_LINE_2%-% %%ADDRESS_LINE_3%-% %%CITY_STATE_ZIPCODE%-% %%COUNTRY%-% Award Number: %%OPTION_NUMBER%-% Plan: %%EQUITY_PLAN%-% ID: %%EMPLOYEE_IDENTIFIER%-% Effective %%OPTION_DATE,'MONTH DD, YYYY'%-% you have been granted a target number of %%TOTAL_SHARES_GRANTED,'999,999,999'%-% shares of Performance Stock based on a closing price of Integra common stock of US%%MARKET_VALUE%-%. Each share of Performance Stock represents the right to receive one share of Integra common stock upon the achievement of certain organic revenue growth goals covering the 2021-2023 performance period, as described in the Award Agreement. Following certification of the level of achievement of the organic revenue growth goal for each fiscal year of the performance period, and subject to your continued service through the applicable vesting date and the terms of the Award Agreement, the Company will issue to you the applicable number of shares of Integra common stock free of restrictions, less any shares withheld for taxes. The goals associated with these shares of Performance Stock provide the following vesting opportunities (subject to, and as set forth in, the Award Agreement): Vest Period Target Date Metrics 1 With respect to fiscal year 20XX, thirty-three percent (33%) of the target number of shares of Performance Stock shall vest at the applicable Performance Vesting Percentage specified in Exhibit A attached hereto on the 1st anniversary of the Award Date. 2 With respect to fiscal year 20XX, thirty-three percent (33%) of the target number of shares of Performance Stock shall vest at the applicable Performance Vesting Percentage specified in Exhibit A attached hereto on the 2nd anniversary of the Award Date. 3 With respect to fiscal year 20XX, thirty-four percent (34%) of the target number of shares of Performance Stock shall vest at the applicable Performance Vesting Percentage specified in Exhibit A attached hereto on the 3rd anniversary of the Award Date. Please read the documents carefully and indicate your acceptance of the grant below.

2 By your signature and the Company’s signature below, you and the Company agree that this Award is granted under and governed by the terms and conditions of the Company’s Fifth Amended and Restated 2003 Equity Incentive Plan, as amended, and the Award Agreement. %%OPTION_DATE,'MONTH DD, YYYY'%-% Integra LifeSciences Holdings Corporation Electronic signature to be provided and recorded via online grant acceptance process on www.etrade.com %%FIRST_NAME_MIDDLE_NAME_LAST_NAME%-% PERFORMANCE STOCK AGREEMENT THIS PERFORMANCE STOCK AGREEMENT (the “Award Agreement”), dated as of %%OPTION_DATE,'Month DD, YYYY'%-% (the “Award Date”), is made by and between Integra LifeSciences Holdings Corporation, a Delaware corporation (the “Company”), and %%FIRST_NAME_MIDDLE_NAME_LAST_NAME%-%, an employee of the Company (or one or more of its Related Corporations or Affiliates), hereinafter referred to as the “Participant.” WHEREAS, the Company has determined to grant to the Participant an award of Performance Stock (as defined below), on the terms set forth herein, under the Integra LifeSciences Holdings Corporation Fifth Amended and Restated 2003 Equity Incentive Plan, as amended (the “Plan”), the terms of which are hereby incorporated by reference and made part of this Award Agreement. NOW, THEREFORE, in consideration of the various covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows: ARTICLE I. DEFINITIONS Capitalized terms not otherwise defined below shall have the meaning set forth in the Plan. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

3 Section 1.1 Annual Organic Revenue. “Annual Organic Revenue” shall mean the Company’s gross revenue with respect to an applicable fiscal year excluding the effects of currency exchange rates, acquired revenues, product discontinuances and divestitures. Section 1.2 Catch-Up Performance Goal. “Catch-Up Performance Goal” shall mean the specific goal determined by the Committee, as specified in Exhibit A. Section 1.3 Catch-Up Shares. “Catch-Up Shares” shall have the meaning as specified in Exhibit A. Section 1.4 Change in Control. “Change in Control” shall have the meaning set forth in the Plan. Section 1.5 Chief Human Resources Officer. “Chief Human Resources Officer” shall mean the Chief Human Resources Officer of the Company. Section 1.6 Good Reason. “Good Reason” shall have the meaning set forth in the Plan. Section 1.7 Performance Goals. “Performance Goals” shall mean the specific goal or goals determined by the Committee, as specified in Exhibit A, including (if applicable) the Catch-Up Performance Goal. Section 1.8 Performance Period. “Performance Period” shall mean the period or periods of time that the Performance Goals must be met, as specified in Exhibit A. Section 1.9 Performance-Vest. “Performance-Vest” shall mean that, with respect to a share of Performance Stock, the applicable Performance Goal has been achieved. Section 1.10 Performance Vesting Percentage. “Performance Vesting Percentage” shall mean the percentage determined in accordance with Exhibit A attached hereto, which is a function of whether and to what extent the Performance Goals are achieved during the Performance Period. Section 1.11 Qualifying Termination. “Qualifying Termination” shall mean a Termination of Service by the Company without Cause or by the Participant for Good Reason. Section 1.12 Rule 16b-3. “Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time. Section 1.13 Termination of Service. “Termination of Service” shall mean the time when the Participant ceases to provide services to the Company and its Related Corporations and Affiliates as an employee or Associate for any reason with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, death, or Disability. A Termination of Service shall not include a termination where the Participant is simultaneously reemployed by, or remains employed by, or continues to provide services to, the Company and/or one or more of its Related Corporations and Affiliates or a successor entity thereto.

4 Section 1.14 Vest or Vested. “Vest” or “Vested” shall mean that, with respect to a share of Performance Stock, both (i) such share of Performance Stock has Performance-Vested and (ii) the continued service condition has been satisfied. ARTICLE II. AWARD OF PERFORMANCE STOCK Section 2.1 Award of Shares of Performance Stock. Effective as of the Award Date, the Company grants to the Participant an award of %%TOTAL_SHARES_GRANTED,'999,999,999'%-% target shares of Performance Stock (the “Target Performance Shares”). Each share of Performance Stock represents the Participant’s right to receive one Share under this Award Agreement if the Performance Goals are met during the Performance Period and the vesting conditions set forth herein are satisfied. Section 2.2 Forfeiture. Shares of Performance Stock shall be subject to forfeiture as provided in Section 3.2 below. Section 2.3 Dividend Equivalents. The Participant shall be entitled to receive, with respect to each outstanding Vested but unissued share of Performance Stock, dividend equivalent amounts equal to the regular quarterly cash dividend paid or made with respect to the Shares underlying such Vested but unissued shares of Performance Stock (to the extent regular quarterly cash dividends are paid). Such dividend equivalent amounts shall be aggregated and paid to the Participant within thirty (30) days following the date on which the Shares underlying the Vested shares of Performance Stock are issued to the Participant, but in no event later than December 31 of the year in which the Shares underlying the Vested shares of Performance Stock are issued to the Participant. Notwithstanding the foregoing, if a “Change in Control” occurs prior to the date on which such dividend equivalent amounts are paid, such dividend equivalent amounts shall be paid to the Participant on the date of the Change in Control; provided, however, that such payment shall only occur if the Change in Control meets the requirements of Section 409A(a)(2)(A)(v) of the Internal Revenue Code of 1986, as amended (the “Code”) and its corresponding regulations. For the avoidance of doubt, such dividend equivalent amounts shall only be paid to the extent that the shares of Performance Stock are Vested as of the applicable dividend payment date, and the Participant shall not be entitled to receive any dividend equivalent amounts with respect to shares of Performance Stock that have not Vested as of such dividend payment date. The dividend equivalents and any amounts that may become payable in respect thereof shall be treated separately from the shares of Performance Stock and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Code Section 409A. Section 2.4 Voting Rights. The Participant shall not have any voting rights in respect of the shares of Performance Stock and any Shares underlying the shares of Performance Stock unless and until such Shares shall have been issued by the Company and the Participant becomes the holder of record of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). ARTICLE III. RESTRICTIONS

5 Section 3.1 Vesting. (a) Subject to paragraph (b) below and Sections 3.2 and 3.5 below, shares of Performance Stock shall Vest in cumulative installments as follows: (i) With respect to fiscal year 20XX, a number of shares of Performance Stock equal to the product of (x) thirty-three percent (33%) of the Target Performance Shares, multiplied by (y) the applicable Performance Vesting Percentage determined in accordance with Exhibit A attached hereto, shall Vest on the first anniversary of the Award Date; (ii) With respect to fiscal year 20XX, a number of shares of Performance Stock equal to the product of (x) thirty-three percent (33%) of the Target Performance Shares, multiplied by (y) the applicable Performance Vesting Percentage determined in accordance with Exhibit A attached hereto, shall Vest on the second anniversary of the Award Date; and (iii) With respect to fiscal year 20XX, a number of shares of Performance Stock equal to the product of (x) thirty-four percent (34%) of the Target Performance Shares, multiplied by (y) the applicable Performance Vesting Percentage determined in accordance with Exhibit A attached hereto, shall Vest on the third anniversary of the Award Date. (b) Subject to Sections 3.2 and 3.5 below, in the event that the Company achieves the Catch-Up Performance Goal with respect to the Performance Period, then any Catch-Up Shares shall Vest on the third anniversary of the Award Date. Section 3.2 Effect of Termination of Service; Forfeiture. (a) In the event the Participant incurs, prior to or on the last day of the Performance Period, a Termination of Service by reason of the Participant’s Disability or death, any shares of Performance Stock which have not Vested in accordance with Section 3.1 above on or prior to such Termination of Service shall remain outstanding and eligible to Vest in accordance with Section 3.1 above and Section 3.5 below based on the Company’s achievement of the Performance Goals during the Performance Period. (b) Immediately upon the Participant’s Termination of Service that is not either (i) a Qualifying Termination within twelve (12) months following the date of a Change in Control (and prior to or on the last day of the Performance Period) or (ii) a Termination of Service by reason of the Participant’s Disability or death, the Participant shall automatically and without further action forfeit all shares of Performance Stock (and all dividend equivalent rights with respect to such shares of Performance Stock) which have not Vested in accordance with Section 3.1 above or Section 3.5 below on or prior to such Termination of Service, and the Participant shall have no further right to or interest in or with respect to such shares of Performance Stock (or such dividend equivalents).

6 (c) Any shares of Performance Stock that do not Performance-Vest in connection with a Change in Control pursuant to Sections 3.5(a) and 3.5(b) below (and all dividend equivalent rights with respect to such shares of Performance Stock) shall thereupon automatically be forfeited as of such Change in Control, and the Participant shall have no further right to or interest in or with respect to such shares of Performance Stock (or such dividend equivalents). (d) Any shares of Performance Stock that fail to vest as of the third anniversary of the Award Date (and all dividend equivalent rights with respect to such Performance Stock) shall automatically and without further action be cancelled and forfeited, and the Participant shall have no further right to or interest in or with respect to such unvested shares of Performance Stock (or such dividend equivalents). Section 3.3 Issuance of Shares. (a) Subject to a determination of the Committee as to whether and to what extent the applicable Performance Goals have been met, Shares represented by shares of Performance Stock which Vest pursuant to Section 3.1 above or Section 3.5 below shall be issued to the Participant or his or her legal representative on or within five (5) business days following the date on which such shares of Performance Stock Vest pursuant to Section 3.1 above or Section 3.5 below (but in no event later than December 31 of the applicable year in which such shares of Performance Stock Vest). (b) All Shares issued hereunder shall be issued in certificated form or shall be recorded with the Company’s transfer agent. All such Shares shall be issued free from any restrictions; provided, however, that such Shares shall be subject to any restrictions and conditions as may be required pursuant to Section 4.6 below and those that the Company imposes on its employees in general with respect to selling its Shares. Notwithstanding the foregoing, the Company shall not be required to issue or record such Shares in the name of the Participant or his or her legal representative unless the Participant or his or her legal representative shall have satisfied the full amount of all federal, state and local withholding or other employment taxes applicable to the taxable income of the Participant resulting from the vesting of the shares of Performance Stock and issuance of the Shares as provided in this Award Agreement (including, without limitation, in the manner set forth in Section 4.3 below). Section 3.4 Clawback. Notwithstanding anything contained in the Plan or the Award Agreement to the contrary, the shares of Performance Stock, and any related payments, shall be subject to the provisions of any clawback, repayment or recapture policy implemented by the Company, including any such policy adopted to comply with applicable law (including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act) or securities exchange listing standards and any rules or regulations promulgated thereunder, to the extent set forth in such policy and/or in any notice or agreement relating to the shares of Performance Stock under the Plan. Section 3.5 Change in Control. In the event that a Change in Control occurs during the Performance Period:

7 (a) A number of shares of Performance Stock shall Performance-Vest equal to a number determined at the greater of (i) the achievement of the “Target Level” Performance Vesting Percentage with respect to the fiscal year in which the Change in Control occurs, as specified in Exhibit A attached hereto and (ii) the Company’s actual achievement of the Performance Goal for such year through the Change in Control. Subject to Sections 3.5(d) and (e) below, such Performance-Vested shares of Performance Stock shall remain outstanding and eligible to Vest on the anniversary of the Award Date immediately following the Change in Control, subject to the Participant’s continuous service. (b) In addition, and subject to Sections 3.5(d) and (e) below, a number of shares of Performance Stock shall Performance-Vest equal to the number of shares of Performance Stock that could vest with respect to each fiscal year of the Performance Period following the fiscal year in which the Change in Control occurs (if any) based on the achievement of the “Target Level” Performance Vesting Percentage with respect to each such year, as specified in Exhibit A, and shall remain outstanding and eligible to Vest on the date(s) outlined in Section 3.1(a)(ii) and/or (iii) (excluding any Catch-Up Shares which are forfeited in the event of a Change in Control), subject to the Participant’s continued service. (c) In addition, if the Change in Control occurs following the completion of a fiscal year in the Performance Period but prior to the date on which shares of Performance Stock with respect to such year become Vested pursuant to Section 3.1(a) above, then such shares of Performance Stock shall Vest as of immediately prior to the Change in Control in a number determined in accordance with Section 3.1(a) above. (d) If the Participant incurred a Termination of Service by reason of the Participant’s Disability or death, in either case, prior to the Change in Control date, then any shares of Performance Stock that Performance-Vest in accordance with Sections 3.5(a) and (b) above shall Vest as of immediately prior to the Change in Control. (e) Notwithstanding Sections 3.5(a) and 3.5(b) above, if the Participant incurs (1) a Qualifying Termination on or within twelve (12) months following the date of a Change in Control and prior to or on the last day of the Performance Period, or (2) a Termination of Service by reason of the Participant’s Disability or death on or following a Change in Control and prior to or on the last day of the Performance Period, then in either case any Performance-Vested shares of Performance Stock that are then-outstanding and have not yet Vested shall Vest in full upon such Termination of Service. ARTICLE IV. MISCELLANEOUS Section 4.1 No Additional Rights. Nothing in this Award Agreement or in the Plan shall confer upon any person any right to a position as an Associate or continued employment by the Company or any of its Related Corporations or Affiliates or affect in any way the right of any of the foregoing to terminate the services of an individual at any time.

8 Section 4.2 Anti-Assignment. The Participant shall have no right to sell, assign, transfer, pledge, or otherwise encumber or dispose of the Participant’s award of shares of Performance Stock. Section 4.3 Tax Withholding. In satisfaction of all applicable requirements with respect to amounts required by federal, state or local tax law to be withheld with respect to the vesting, distribution or payment of the shares of Performance Stock, the Company shall withhold Shares otherwise issuable upon such distribution or payment of the shares of Performance Stock having a Fair Market Value equal to the sums required to be withheld. Subject to the following sentence, the number of Shares which shall be so withheld in order to satisfy the Participant’s federal, state and local withholding tax liabilities with respect to the vesting of the shares of Performance Stock or issuance of Shares in payment of the shares of Performance Stock shall be limited to the number of Shares which have a Fair Market Value on the date of issuance equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state and local tax purposes that are applicable to, and required in connection with, all or a portion of such supplemental taxable income. In the event that the number of Shares having a Fair Market Value equal to the sums required to be withheld is not a whole number of Shares, the number of Shares so withheld shall be rounded up to the nearest whole share. Section 4.4 Notices. Any notice to be given under the terms of this Award Agreement to the Company shall be addressed to the Company in care of its Chief Human Resources Officer, and any notice to be given to the Participant shall be addressed to the Participant at his or her address of record maintained by the Human Resources Department. By a notice given pursuant to this Section 4.4, either party may hereafter designate a different address for notices to be given to it or him. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 4.4. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service. Section 4.5 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement. Section 4.6 Conformity to Securities Laws. This Award Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, Rule 16b-3. Notwithstanding anything herein to the contrary, this Award Agreement shall be administered, and the shares of Performance Stock shall be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Award Agreement and the shares of Performance Stock issued hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. Section 4.7 Amendment. This Award Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Award Agreement.

9 Section 4.8 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Award Agreement regardless of the law that might be applied under principles of conflicts of laws. Section 4.9 Section 409A. This Award Agreement shall be interpreted in accordance with the requirements of Section 409A of the Code. Notwithstanding any provision in this Award Agreement to the contrary, if a payment is deemed to be deferred compensation subject to the requirements of Section 409A of the Code, such payment may only be made under this Award Agreement upon an event and in a manner permitted by Section 409A of the Code. If a payment is not made by the designated payment date under this Award Agreement, the payment shall be made by December 31 of the calendar year in which the designated date occurs. In no event may the Participant, directly or indirectly, designate the calendar year of payment. A termination of service shall not be deemed to have occurred for purposes of any provision of this Award Agreement providing for the payment of any amounts or benefits upon or following a termination of service that are considered “nonqualified deferred compensation” under Section 409A of the Code unless such termination is also a “separation from service” within the meaning of Section 409A of the Code and, for purposes of any such provision of this award Agreement, references to a “termination,” “Termination of Service” or like terms shall mean “separation from service.” Notwithstanding anything to the contrary in this Award Agreement, no amounts payable to the Participant under this Award Agreement shall be paid to the Participant prior to the expiration of the 6-month period following the Participant’s “separation from service” if the Company determines that paying such amounts at the time or times indicated in this Award Agreement would be a prohibited distribution under Section 409A(a)(2)(b)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first day following the end of such 6-month period, the Company shall pay the Participant a lump-sum amount equal to the cumulative amount that would have otherwise been payable to the Participant during such 6-month period. Section 4.10 Electronic Delivery and Acceptance. Participant hereby consents to receive the Notice of Grant of Award and Award Agreement and any other documents related to this award or future awards by electronic delivery and to accept this or future awards through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. Participant acknowledges that he/she has read, understand and agrees to the terms of the Notice of Grant of Award, Award Agreement and Plan. By clicking the “ACCEPT” button on E*TRADE’s on-line grant agreement response page, it will act as Participant’s electronic signature to these documents and will result in a contract between Integra LifeSciences Holdings Corporation and the Participant with respect to the award. In the event of any conflict or inconsistency between the terms and conditions of this Award Agreement or any other contracts or documents related to this award, on the one hand, and any terms or conditions set forth in the Plan, the terms and conditions set forth in the Plan shall prevail. [Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Performance Stock Agreement as of the date first above written. INTEGRA LIFESCIENCES HOLDINGS CORPORATION THE PARTICIPANT Electronic signature to be provided and recorded via online grant acceptance process on www.etrade.com %%FIRST_NAME_MIDDLE_NAME_LAST_NAME%-% INTEGRA LIFESCIENCES HOLDINGS CORPORATION By Name: Title:

A-1 EXHIBIT A PERFORMANCE GOALS AND PERFORMANCE PERIOD Capitalized terms shall have the meaning set forth in Performance Stock Agreement. The “Performance Period” shall be the three-year period beginning January 1, 20XX and ending December 31, 20XX. The “Catch-Up Performance Goal” shall mean that the Company achieves, as of the end of the Performance Period (but not due to a Change in Control), an average 3-year Annual Organic Revenue growth rate of at least X.0%. With respect to each fiscal year in the Performance Period, the “Performance Goal” is that the Company achieves a Threshold Level or higher level of growth in Annual Organic Revenue over the immediately preceding fiscal year, as set forth in the table below. A number of shares of Performance Stock will Performance-Vest in accordance with Section 3.1 of the Performance Stock Agreement based on the percentage growth in Annual Organic Revenue over the immediately preceding fiscal year: Growth in Annual Organic Revenue over the Prior Fiscal Year (%) Performance Vesting Percentage < X% 0% “Threshold Level” X% XX% “Target Level” X% 100% “Maximum Level” > X% XXX%         In the event that the growth in Annual Organic Revenue over the immediately preceding fiscal year falls between the “Threshold Level” and the “Target Level,” then the Performance Vesting Percentage shall be determined by extrapolating between the “Threshold Level,” anchor points of X% Annual Organic Revenue growth (with a XX% Performance Vesting Percentage) and X% Annual Organic Revenue growth (with an XX% Performance Vesting Percentage), and the “Target Level.” In the event that the growth in Annual Organic Revenue over the immediately preceding fiscal year falls between the “Target Level” and the “Maximum Level,” then the Performance Vesting Percentage shall be determined by means of linear interpolation between the “Target Level,” anchor points of X% Annual Organic Revenue growth (with a XXX% Performance Vesting Percentage) and X% Annual Organic Revenue growth (with a XXX% Performance Vesting Percentage), and the “Maximum Level.” Notwithstanding the forgoing, in the event that (i) a Change in Control does not occur during the Performance Period, (ii) the Performance Goal with respect to a given fiscal year in the Performance Period is not achieved at the applicable Target Level or higher, and (iii) the Catch-

A-2 Up Performance Goal is achieved, then a number of shares of Performance Stock equal to the difference between (x) the number of shares of Performance Stock which would have Vested in the event that the Performance Goal had been achieved at the Target Level with respect to such fiscal year and (y) the number of shares of Performance Stock which actually became Vested based on the applicable Performance Vesting Percentage for such fiscal year, shall become Vested in accordance with Section 3.1(b) of the Performance Stock Agreement (such number of shares, the “Catch-Up Shares”).

EXHIBIT A-3 Form of Restricted Stock Unit Agreement

US-DOCS\127357981.2 Notice of Grant of Award and Award Agreement Integra LifeSciences Holdings Corporation ID: 51-0317849 1100 Campus Road Princeton, New Jersey 08540 <NAME> <ADDRESS> Award Number: XXXXXX Plan: XXXX ID: XXXXXX Effective <DATE>, you have been granted XXXXX Restricted Stock Units (RSUs) based on a closing price of US$XX.XX. These units are restricted until the vest dates shown below, at which time you will receive shares of Integra LifeSciences Holdings Corporation (the Company) common stock. The award will vest in increments in the dates shown: Shares Full Vest Date X,XXX <DATE> X,XXX <DATE> X,XXX <DATE> By your signature and the Company’s signature below, you and the Company agree that this Award is granted under and governed by the terms and conditions of the Company’s Award Plan as amended and the Award Agreement, all of which are attached and made a part of this document. Integra LifeSciences Holdings Corporation Date Date

US-DOCS\127357981.2 INTEGRA LIFESCIENCES HOLDINGS CORPORATION CONTRACT STOCK / RESTRICTED UNITS AGREEMENT Pursuant to 2003 EQUITY INCENTIVE PLAN CONTRACT STOCK / RESTRICTED UNITS AGREEMENT, dated as of <DATE>, by and between Integra LifeSciences Holdings Corporation, a Delaware corporation (the “Company”), and <NAME> (the “Executive”). WHEREAS, the Company maintains the Integra LifeSciences Holdings Corporation Fifth Amended and Restated 2003 Equity Incentive Plan (the “Plan”), the terms of which are hereby incorporated by reference and made part of this Agreement; WHEREAS, the Plan provides for the award of Contract Stock on the terms and conditions set forth therein; and WHEREAS, the Committee has determined that, as an inducement to the Executive to enter into or remain in the service of the Company, it would be to the advantage and in the best interest of the Company and its stockholders to grant to Executive an aggregate of XXXXX shares of Contract Stock under the Plan in the form of restricted units (the “Units”), representing the right to receive an equal number of shares of common stock of the Company, par value $.01 per share (“Common Stock”), on the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows: 1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan, unless otherwise indicated. 2. Grant of Units. Executive is hereby granted, as of <DATE> (the “Grant Date”), deferred compensation in the form of XXXXX Units pursuant to the terms of this Agreement and the Plan. The Executive’s right to receive the shares of Common Stock underlying the Units shall be subject to forfeiture as provided in Section 4 of this Agreement. 3. Vesting. (a) Subject to paragraph (b) and Section 4 below, the Units shall vest in cumulative installments as follows: (i) X, XXX of the Units shall vest on the <DATE> anniversary of the Grant Date; (ii) X, XXX of the Units shall vest on the <DATE> anniversary of the Grant Date; and

2 US-DOCS\127357981.2 (iii) X, XXX of the Units shall vest on the <DATE> anniversary of the Grant Date; (b) One hundred percent (100%) of the then outstanding Units shall vest in the event that: (i) Executive incurs a Termination of Service (as defined below) (1) by reason of the Executive’s “Disability” (as defined in the Plan), or (2) by reason of the Executive’s death; (ii) a Change in Control occurs, and the Executive incurs a Qualifying Termination on or within twenty-four (24) months following the date of such Change in Control. (c) For purposes of this Agreement, “Qualifying Termination” means a Termination of Service by the Company without Cause or by the Executive for Good Reason. (d) For purposes of this Agreement, “Termination of Service” shall mean the time when the Executive ceases to provide services to the Company and its Related Corporations and Affiliates as an employee or Associate for any reason with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, death, or disability. A Termination of Service shall not include a termination where the Executive is simultaneously reemployed by, or remains employed by, or continues to provide services to, the Company and/or one or more of its Related Corporations and Affiliates or a successor entity thereto. 4. Forfeiture of Units. Immediately upon (i) if prior to a Change in Control or more than 24 months following a Change in Control, in either case, a Termination of Service for any reason other than the Executive’s death or Disability or (ii) if on or within 24 months following a Change in Control, a Termination of Service for any reason other than the Executive’s death, Disability or Qualifying Termination, the Executive shall forfeit any and all Units which have not vested or do not vest on or prior to such termination, and the Executive’s rights in any such Units which are not so vested shall terminate, lapse and expire (including the Executive’s right to receive the shares underlying such Units). 5. Dividend Equivalents. Executive shall be entitled to receive, with respect to all outstanding vested Units (as such Units may be adjusted under Section 9), dividend equivalent amounts equal to the regular quarterly cash dividend payable to holders of Common Stock (to the extent regular quarterly cash dividends are paid) as if Executive were an actual shareholder with respect to the number of shares of Common Stock equal to his outstanding vested Units. Such dividend equivalent amounts shall be aggregated on a quarterly basis while the Units are outstanding and paid to Executive within thirty (30) days following the first business day that occurs immediately following the 6-month period after the date of Executive’s “separation from service” from the Company (within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the “Code”) and its corresponding regulations) (a “Separation from Service”). For the avoidance of doubt, such dividend equivalent amounts shall only be paid with respect to Units that are vested as of the applicable dividend payment date, and Executive shall not be entitled to receive any dividend equivalent amounts with respect to Units

3 US-DOCS\127357981.2 that are not vested as of such dividend payment date. The dividend equivalents and any amounts that may become payable in respect thereof shall be treated separately from the Units and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Code Section 409A. 6. Payment of Units. (a) The shares of Common Stock underlying Units which are then vested under Section 3 shall be paid out to Executive within thirty (30) days following the first business day that occurs immediately following the 6-month period after the date of Executive’s Separation from Service. (b) All payments of shares of Common Stock underlying Units (“Unit Shares”) shall be made by the Company in the form of whole shares of Common Stock, and any fractional share shall be distributed in cash in an amount equal to the value of such fractional share determined based on the Fair Market Value (as defined in the Plan) as of the date immediately prior to such distribution. (d) Except as otherwise provided in this Agreement, Executive shall not be deemed to be a holder of any Common Stock pursuant to a Unit until the date of the issuance of a certificate to him for such shares and, except as otherwise provided in this Agreement, Executive shall not have any rights to dividends or any other rights of a shareholder with respect to the shares of Common Stock covered by a Unit until such shares of Common Stock have been issued to him, which issuance shall not be unreasonably delayed. (e) The Company shall be entitled to withhold in cash, shares or deduction from other compensation payable to the Executive any sums required by federal, state or local tax law to be withheld with respect to the grant, vesting, distribution or payment of the Units or the Unit Shares. In satisfaction of the foregoing requirement with respect to the grant, vesting, distribution or payment of the Units or Unit Shares, to the extent permitted by Section 409A of the Code, including Treas. Reg. Section 1.409A-3(j)(4)(vi), the Company shall withhold shares of Common Stock otherwise issuable upon payment of the Units having a Fair Market Value equal to the sums required to be withheld. In the event that the number of shares of Common Stock having a Fair Market Value equal to the sums required to be withheld is not a whole number of shares, the number of shares so withheld shall be rounded up to the nearest whole share. (f) Executive’s right to receive payment of any amounts under this Agreement shall be an unfunded entitlement and shall be an unsecured claim against the general assets of the Company. (g) After payment in accordance with this Section 6, the Unit Shares may not be sold, transferred or otherwise disposed of by Executive for a period of five days after receipt of such shares by Executive, except that no such restrictions shall apply in the case of a Change in Control or in the event that Unit Shares are sold or withheld in order to satisfy any obligations Executive may have with respect to any applicable tax withholding requirements on vesting or receipt of Unit Shares (including, without limitation, pursuant to Section 6(e) above).

4 US-DOCS\127357981.2 7. Clawback. Notwithstanding anything contained in the Plan or this Agreement to the contrary, the Units and shares of Common Stock represented by the Units shall be subject to the provisions of any clawback, repayment or recapture policy implemented by the Company, including any such policy adopted to comply with applicable law (including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act) or securities exchange listing standards and any rules or regulations promulgated thereunder, to the extent set forth in such policy and/or in any notice or agreement relating to the Units and shares of Common Stock under the Plan. 8. Representations. The Company represents and warrants that this Agreement has been authorized by all necessary action of the Company, has been approved by the Board and is a valid and binding agreement of the Company enforceable against it in accordance with its terms and that the Unit Shares will be issued pursuant to and in accordance with the Plan, will be listed with NASDAQ or the principal United States securities exchange on which the Common Stock is admitted to trading, and will be validly issued, fully paid and non-assessable shares. The Company further represents and warrants that the grant of Units under this Agreement has been approved by the Company’s Compensation Committee, that the Plan has and will have sufficient shares available to effect the distribution of the Unit Shares. 9. No Right to Employment. Nothing in this Agreement shall confer upon Executive the right to remain in employ of the Company or any subsidiary of the Company. 10. Nontransferability. This Agreement shall not be assignable or transferable by the Company (other than to successors of the Company) and this Agreement and the Units shall not be assignable or transferable by the Executive otherwise than by will or by the laws of descent and distribution, and the Units may be paid out during the lifetime of the Executive only to him. More particularly, but without limiting the generality of the foregoing, the Units may not be assigned, transferred (except as provided in the preceding sentence), pledged, or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Units contrary to the provisions of this Agreement, and any levy of any attachment or similar process upon the Units, shall be null and void and without effect. 11. Entire Agreement. This Agreement contains all the understandings between the parties hereto pertaining to the matters referred to herein, and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto. The Executive represents that, in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter, basis or effect of this Agreement or otherwise. 12. Amendment or Modification; Waiver. No provision of this Agreement may be amended, modified or waived unless such amendment or modification is agreed to in writing, signed by the Executive and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

5 US-DOCS\127357981.2 13. Notices. Any notice to be given hereunder shall be in writing and shall be deemed given when delivered personally, sent by courier or telecopy or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing: To the Executive: at Executive’s most recent address on the records of the Company To the Company: Integra LifeSciences Holdings Corporation 1100 Campus Road Princeton NJ 08540 Attention: Chairman Facsimile: 609-275-9006 (with a copy to the Company’s General Counsel) Any notice delivered personally or by courier under this Section 13 shall be deemed given on the date delivered and any notice sent by telecopy or registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date telecopied or mailed. 14. Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law. 15. Noncontravention. The Company represents that the Company is not prevented from entering into, or performing, this Agreement by the terms of any law, order, rule or regulation, its certificate of incorporation or by-laws, or any agreement to which it is a party. 16. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement or Executive’s employment to the extent necessary for the intended preservation of such rights and obligations. 17. Successors. This Agreement shall inure to the benefit of and be binding upon each successor of the Company, and upon the Executive’s beneficiaries, legal representatives or estate, as the case may be. 18. Construction. Except as would be in conflict with any specific provision herein, this Agreement is made under and subject to the provisions of the Plan as in effect on the Grant Date and, except as would conflict with the provisions of this Agreement, all of the provisions of the Plan as in effect on the Grant Date are hereby incorporated herein as provisions of this Agreement. In the event of any such conflict, the terms of this Agreement shall govern.

6 US-DOCS\127357981.2 19. Governing Law. This agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles. 20. Headings. All descriptive headings of sections and paragraphs in this Agreement are for convenience of reference only, and they form no part of this Agreement and shall not affect its interpretation. 21. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. 22. Section 409A of the Code. This Agreement is intended to comply with the requirements of Section 409A of the Code and shall in all respects be administered and interpreted in accordance with Section 409A. Notwithstanding anything in the Agreement to the contrary, payment may only be made under the Agreement upon an event and in a manner permitted by Section 409A of the Code. If a payment is not made by the designated payment date under the Agreement, the payment shall be made by December 31 of the calendar year in which the designated date occurs. Any payment to be made upon a termination of employment under this Agreement may only be made upon a Separation from Service. To the extent that any provision of the Agreement would cause a conflict with the requirements of Section 409A of the Code or would cause the administration of the Agreement to fail to satisfy the requirements of Section 409A, such provision shall be deemed null and void to the extent permitted by applicable law. [Signature page follows]

7 US-DOCS\127357981.2 IN WITNESS WHEREOF, the parties hereto have executed this Contract Stock / Restricted Units Agreement as of the date first above written. INTEGRA LIFESCIENCES HOLDINGS CORPORATION By: ___________________________________ Name: <Name> Title: Executive Chairman of the Board EXECUTIVE ___________________________________ <NAME>

B-1 US-DOCS\126937663.3 Exhibit B GENERAL RELEASE In exchange for the consideration set forth in that certain Employment Agreement (the “Employment Agreement”), dated as of October 28, 2021 between Integra LifeSciences Holdings, Integra LifeSciences Corporation (collectively, the “Company”) and Jan De Witte (“Executive”), the receipt and adequacy of which is hereby acknowledged, Executive does hereby release and forever discharge the “Releasees” hereunder, consisting of the Company and each of its parents, subsidiaries, affiliates, successors, partners, associates, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Executive now has or may hereafter have against the Releasees, or any of them, by reasons of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of Executive by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment of Executive; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the New Jersey Law Against Discrimination, the New Jersey Equal Pay Act and the New Jersey Conscientious Employee Protection Act. Notwithstanding the foregoing, this Release shall not operate to release any Claims which Executive may have (i) to payments or benefits under the Employment Agreement, (ii) to any vested and unpaid benefits under any employee benefit plan, including but not limited to any vested and undistributed deferred compensation, (iii) to vested equity compensation awards that remain unpaid or unsettled, (iv) under the Company’s Amended and Restated Certificate of Incorporation, (v) under the Company’s Amended and Restated By- Laws, (vi) under any director and officer insurance policy maintained by the Company, (vii) under that certain Indemnification Agreement, dated as of __________, between the Company and Executive, and (viii) with respect to Executive’s right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator (the “Unreleased Claims”). Executive agrees and acknowledges that this general release (the “Release”) constitutes a knowing and voluntary waiver and release of all Claims Executive has or may have against the Company and/or any of the Releasees as set forth herein, including, but not limited to, all Claims arising under the Older Worker’s Benefit Protection Act and the Age Discrimination in Employment Act. IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, EXECUTIVE IS HEREBY ADVISED AS FOLLOWS: (A) TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE; (B) EXECUTIVE HAS READ THE TERMS OF THIS RELEASE, AND UNDERSTANDS ITS TERMS AND EFFECTS, INCLUDING THE FACT THAT EXECUTIVE AGREED TO RELEASE AND FOREVER DISCHARGE THE COMPANY AND EACH OF THE RELEASEES, FROM ANY CLAIMS RELEASED IN THIS RELEASE;

B-2 US-DOCS\126937663.3 (C) EXECUTIVE UNDERSTANDS THAT, BY ENTERING INTO THIS RELEASE, EXECUTIVE DOES NOT WAIVE ANY CLAIMS THAT MAY ARISE AFTER THE DATE OF EXECUTIVE’S EXECUTION OF THIS RELEASE, INCLUDING WITHOUT LIMITATION ANY RIGHTS OR CLAIMS THAT EXECUTIVE MAY HAVE TO SECURE ENFORCEMENT OF THE TERMS AND CONDITIONS OF THIS RELEASE; (D) EXECUTIVE HAS SIGNED THIS RELEASE VOLUNTARILY AND KNOWINGLY IN EXCHANGE FOR THE CONSIDERATION DESCRIBED IN THIS RELEASE, WHICH EXECUTIVE ACKNOWLEDGES IS ADEQUATE AND SATISFACTORY TO EXECUTIVE AND WHICH EXECUTIVE ACKNOWLEDGES IS IN ADDITION TO ANY OTHER BENEFITS TO WHICH EXECUTIVE IS OTHERWISE ENTITLED; (E) HE HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT, AND IF HE SIGNS THIS RELEASE BEFORE THE EXPIRATION OF THE TWENTY-ONE (21) DAY PERIOD, HE KNOWINGLY AND VOLUNTARILY WAIVES THE BALANCE OF THAT PERIOD; AND (F) HE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE THIS RELEASE, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD. IF EXECUTIVE REVOKES THIS RELEASE DURING SUCH SEVEN-DAY PERIOD, THIS RELEASE WILL BE NULL AND VOID AND OF NO FORCE OR EFFECT ON EITHER THE COMPANY OR EXECUTIVE AND EXECUTIVE WILL NOT BE ENTITLED TO ANY OF THE PAYMENTS OR BENEFITS WHICH ARE EXPRESSLY CONDITIONED UPON THE EXECUTION AND NON-REVOCATION OF THIS RELEASE. Executive represents and warrants that there has been no assignment or other transfer of any interest in any Claim (other than Unreleased Claims) which he may have against Releasees, or any of them, and Executive agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against Executive under this indemnity. Executive agrees that if he hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then Executive agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all reasonable attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim. Notwithstanding the foregoing, Executive shall not be obligated to pay to Releasees any attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim to the extent such claim challenges the release of claims under the Age Discrimination in Employment Act. Notwithstanding anything in herein or in the Employment Agreement to the contrary, nothing contained in this Release shall prohibit Executive from (i) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation and/or (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to, any federal, state or local government regulator (including, but not limited to, the U.S. Securities and Exchange Commission, the U.S.

B-3 US-DOCS\126937663.3 Commodity Futures Trading Commission, or the U.S. Department of Justice) for the purpose of reporting or investigating a suspected violation of law, or from providing such information to Executive’s attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding. Pursuant to 18 USC Section 1833(b), (1) Executive will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and (2) Executive acknowledges that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order Executive further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them. This Release is deemed made and entered into in the State of New Jersey, and in all respects shall be interpreted, enforced and governed under the internal laws of the State of New Jersey, to the extent not preempted by federal law. The provisions of this Release are severable, and if any part of this Release is found to be unenforceable, the other paragraphs (or portions thereof) shall remain fully valid and enforceable. [Signature page follows]

B-4 US-DOCS\126937663.3 IN WITNESS WHEREOF, Executive has executed this Release as of this ___ day of __________, 20__. _______________________________ Jan De Witte